Exhibit 21

                             THERMO REMEDIATION INC.

                         Subsidiaries of the Registrant

     As of May 29, 1998, Thermo Remediation Inc. owned the following companies:

                                                STATE OR
                                            JURISDISCTION OF   PERCENT OF
                  NAME                       INCORPORATION     OWNERSHIP

Benchmark Environmental Corporation             New Mexico           100
Eberline Holdings Inc.                           Delaware            100
   Eberline Analytical Corporation              New Mexico           100
    Thermo Hanford Inc.                          Delaware            100
    TMA/NORCAL Inc.                             California           100
IEM Sealand Corporation                          Virginia            100
RPM Systems, Inc.                               Connecticut          100
Remediation Technologies, Inc.                   Delaware            100
   GeoWest Golden Inc.                           Colorado            100
    GeoWest TriTechnics of Ohio, LLC
   RETEC Thermal, Inc.                           Delaware            100
Thermo Fluids Inc.                               Delaware            100
TPS Technologies Inc.                             Florida            100
   TPST Soil Recyclers of Calif. Inc.           California           100
    California Hydrocarbon, Inc.                  Nevada             100
   TPST Soil Recyclers of Maryland Inc.          Maryland            100
    Todds Lane Limited Partnership
    (1% of which is owned directly
    by TPS Technologies Inc.)                    Maryland            100*
   TPST Soil Recyclers of New York Inc.          New York            100
   TPST Soil Recyclers of Oregon Inc.             Oregon             100
   TPST Soil Recyclers of S. Carolina Inc.       Delaware            100
   TPST Soil Recyclers of Virginia Inc.          Delaware            100
   TPST Soil Recyclers of Washington Inc.       Washington           100
TRUtech L.L.C.                                   Delaware             47.5*

* Joint Venture/Partnership